EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2005 on the financial statements of Xstream Beverage Network, Inc., for the year ended December 31, 2004 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


SHERB & CO, LLP
New York, New York
May 6, 2005